Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL EXCEEDS TOP END OF FULL YEAR GUIDANCE FOR EPS AND EXPANDS DOMESTIC UPSCALE ROOM PORTFOLIO BY OVER 40%
Fourth quarter 2019 domestic franchise agreements awarded increase 7%

ROCKVILLE, Md. (Feb. 18, 2020) - Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest lodging franchisors, today reported its results for the three months and year ended December 31, 2019. Highlights include:

•	Net income was $42.2 million for the fourth quarter 2019 and $222.9 million for the full year, representing diluted earnings per share (EPS) of $0.75 and $3.98, respectively.

•	Full year adjusted net income, excluding certain items described in Exhibit 6, increased 9% over the prior full year period to $242.0 million.

•	Full year adjusted EPS increased 11% over the prior full year period to $4.32, while fourth quarter adjusted EPS increased 5% over the prior year fourth quarter to $0.92.

•	The company exceeded the top end of its full year 2019 adjusted EPS guidance by $0.05 per share and the top end of its fourth quarter adjusted EPS guidance by $0.06 per share.

•
Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for the full year were $364.9 million, a 7% increase from the same period of 2018, achieving the top end of the company’s full year 2019 adjusted EBITDA guidance. Adjusted EBITDA for the fourth quarter were $81 million, a 6% increase from the fourth quarter 2018.

•	The company’s domestic upscale, midscale, and extended stay segments reported a 3.1% aggregate increase in units and a 4.3% growth in rooms since December 31, 2018.

Additionally, during 2019, the company continued to strengthen its presence in the higher growth and more revenue intense upscale, midscale and extended stay chain scale segments. In particular, the company:

•
Achieved a record 11 Cambria hotels opened in key markets and grew the number of rooms by 28%; the brand reached a milestone of 50 open hotels with 27 additional hotels under active construction as of year end 2019.

•
Expanded the number of domestic rooms in its upscale brands, Cambria Hotels and the Ascend Hotel Collection, to over 29,000 for full year 2019, representing a 44% increase from the prior year and inclusive of 17 properties associated with the company’s strategic partnership with AMResorts, an Apple Leisure Group brand known for its portfolio of luxury, all-inclusive resorts.

•
Surpassed 400 domestic hotels in its extended stay portfolio at year end 2019, a 10% increase since December 31, 2018. The company also increased its extended stay domestic pipeline by 13% to 315 hotels over the same period. The WoodSpring Suites brand continued its expansion, achieving over 8% growth in the number of domestic hotels open and a 23% increase in the domestic pipeline of hotels awaiting conversion, under construction, or approved for development. In January 2020, the company further strengthened its extended stay presence by introducing Everhome Suites, an all-new construction, midscale brand in the extended stay segment, with multiple developers having already committed to build 13 Everhome Suites hotels.

•
Continued its leadership in the midscale segment by opening an average of more than one Comfort hotel per week in 2019, the highest number of Comfort openings in eight years. Comfort’s domestic pipeline reached 290 hotels, approximately 80% of which are new construction. The brand's domestic franchise agreements awarded for the full year increased by 20% over the prior year and are expected to generate higher revenues over the life of the contracts, compared to domestic franchise agreements awarded in 2018.

“In 2019, Choice Hotels drove impressive results in the revenue-intense segments where we operate - upscale, extended stay, and midscale - with proven brands supported by a strong value proposition for our franchisees. Growth in these higher value segments, the continued expansion of our platform business through key partnerships, new technology, and other key franchisee resources have enabled us to drive our top-line revenue and deliver tangible, value-added solutions to our hotel owners and customers," said Patrick Pacious, president and chief executive officer, Choice Hotels.

“Our results are a testament to the success of our long-term growth strategy to invest in brands built for the customer of tomorrow."

Additional details for the company’s fourth quarter 2019 and full year results are as follows:

Revenues

•	Total revenues increased by 7% to $1.1 billion for full year 2019 and by 9% to $268.1 million for the fourth quarter from total revenues reported for the same periods of 2018.

•
Total revenues, excluding marketing and reservation system fees, grew 8% for the full year over the prior year to $537.4 million and increased 10% to $130.2 million for the fourth quarter over the prior year comparable period.

•	Full year domestic royalties totaled $366.6 million, a 3% increase from the same period of 2018 and reached $82.3 million for the fourth quarter, a 2.5% increase over the prior year comparable period.

•
Domestic systemwide revenue per available room (RevPAR) decreased 0.9% and 2.1% for full year and the fourth quarter 2019, respectively, compared to the same periods of the prior year. In the fourth quarter, Comfort hotels that completed renovations experienced the third consecutive quarter of RevPAR share gains versus their local competition.

•
The company’s effective domestic royalty rate for the full year 2019 increased 11 basis points over the prior year to 4.86% and grew 10 basis points for the fourth quarter of 2019 over the prior year fourth quarter, the fourth consecutive year of double-digit basis-point growth.

•	Procurement services revenue grew 18% for the full year 2019 to $61.4 million and increased 9% in the fourth quarter of 2019 to $13.8 million, compared to the same periods of the prior year.

Development

•	The company awarded 307 domestic franchise agreements in the fourth quarter of 2019, a 7% increase compared to the same period of the prior year.

•
New domestic franchise agreements for the company's upscale brands totaled 94 for full year 2019, a 27% increase over 2018, 43 of which were awarded in the fourth quarter, a 30% increase over the same period of 2018. Additionally, the Ascend Hotel Collection executed 151 global contracts in 2019, the largest number in the brand's history.

•
The company’s total domestic pipeline of hotels awaiting conversion, under construction, or approved for development, as of December 31, 2019, increased to over 1,050 hotels and nearly 85,000 rooms, representing the largest domestic pipeline in the company’s history. Over 75% of the pipeline represents new construction projects.

•	The company’s total international pipeline of hotels awaiting conversion, under construction, or approved for development totaled 83 as of December 31, 2019, a 48% increase from December 31, 2018.

•	International hotels and rooms as of December 31, 2019, increased 3.5% and 7.4%, respectively, from the comparable period of 2018.

•	The number of domestic hotels and rooms, as of December 31, 2019, increased 1.6% and 2.9%, respectively, from December 31, 2018.

Use of Cash Flows

Dividends
During full year 2019, the company paid cash dividends totaling approximately $48 million. During the fourth quarter of 2019, the company's board of directors announced a 5% increase to the annual dividend rate to $0.90 per common share outstanding. The company expects to pay dividends totaling approximately $50 million during 2020.

Stock Repurchases
During full year 2019, the company repurchased approximately 0.6 million shares of common stock for approximately $50.6 million under its stock repurchase program, as well as through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company’s equity incentive plans. As of December 31, 2019, the company had 3.9 million shares remaining under the current share repurchase authorization.

Hotel Development & Financing
The company has allocated up to $725 million to its program that encourages growth of the upscale Cambria Hotels brand. Investments under this program may include joint-venture investments, forgivable key-money loans, senior mortgage loans, development loans and mezzanine lending, as well as hotel development and ownership and the operation of a land-banking program. With respect to lending, hotel ownership and joint-venture investments, the company generally expects to recycle these investments within a five-year period.

As of December 31, 2019, the company had approximately $582 million reflected on its consolidated balance sheet pursuant to the Cambria Hotels financial support activities.

Outlook

The adjusted numbers in the company’s outlook exclude the net surplus or deficit generated from the company’s marketing and reservation system activities, as well as other items. See Exhibit 7 for the calculation of adjusted forecasted results and the reconciliation to the comparable GAAP measures.

•	Net income for full year 2020 is expected to range between $201 million and $208 million, or $3.57 to $3.69 per diluted share.

•
Adjusted diluted EPS for full year 2020 is expected to range between $4.22 to $4.33. The company's first quarter 2020 adjusted diluted EPS is expected to range between $0.80 to $0.84. The company expects full year 2020 adjusted net income to range between $237 million and $244 million.

•	Adjusted EBITDA for full year 2020 is expected to range between $378 million and $385 million.

•
The company’s outlook for adjusted EBITDA and adjusted EPS is based on the current number of shares of common stock outstanding and, therefore, does not reflect any subsequent changes that may occur due to new equity grants or further repurchases of common stock under the company’s stock repurchase program.

•	Net domestic unit growth for 2020 is expected to range between 1.5% and 2.5%.

•	Domestic RevPAR is expected to be between flat and a decline of 2% for the first quarter and full year 2020 versus the same periods of the prior year.

•	The company's domestic effective royalty rate is expected to increase between 4 and 8 basis points for full year 2020, as compared to full year 2019.

•	The recurring tax rate before discrete items is expected to be 22.5% for both the first quarter and full year 2020.

Conference Call
Choice Hotels International will conduct a conference call on Tuesday, February 18, 2020, at 10:00 a.m. Eastern Time to discuss the company’s 2019 fourth quarter and full year earnings results. The dial-in number to listen to the call domestically is 1-888-349-0087 and the number for international participants is 1-412-317-5259. A live webcast will also be available on the company’s investor relations website, http://investor.choicehotels.com/, and can be accessed via the Financial Performance and Presentations tab.

About Choice Hotels
Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world. With more than 7,000 hotels, representing over 590,000 rooms, in over 40 countries and territories as of December 31, 2019, the Choice® family of hotel brands provide business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions, and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings, and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause actual results, performance, or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic, and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; impairments or losses relating to acquired businesses, changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel-development, ownership and financing activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports filed on Form 10-Q. Except as may be required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measurements
The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, revenues excluding marketing and reservation system activities, adjusted SG&A, adjusted net income, and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 6, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, EPS, and total revenues. The company’s calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited.

We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude acquisition-related transition and transaction costs, restructuring of the company’s international operations including employee severance benefit and legal costs, estimated one-time transition taxes on tax legislation enacted into law on December 22, 2017, debt-restructuring costs, federal tax credits related to the rehabilitation and re-use of historic buildings and gains and losses on sale and impairment of assets primarily related to the company’s operations that provide Software as a Service (“SaaS”) technology solutions to vacation-rental management companies and the sale of an equity stake in a joint venture to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, and surplus or deficits generated by marketing and reservation-system activities. We consider adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use adjusted EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company’s franchise agreements require the marketing and reservation-system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from marketing and reservation-system activities. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company’s franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allow for period-over-period comparisons of our ongoing operations.

Revenues, Excluding Marketing and Reservation System Activities: The company reports revenues, excluding marketing and reservation-system activities. These non-GAAP measures we present are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation-system activities are excluded, as the company’s franchise agreements require the marketing and reservation-system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Contacts
Scott Oaksmith, Senior Vice President, Finance & Chief Accounting Officer
Allie Summers, Director, Investor Relations

IR@choicehotels.com

© 2020 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries							Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
			Variance				Variance
	2019	2018	$	%	2019	2018	$	%
(In thousands, except per share amounts)

REVENUES

Royalty fees	$87,683	$85,750	$1,933	2%	$388,151	$376,676	$11,475	3%
Initial franchise and relicensing fees	7,266	7,115	151	2%	27,489	26,072	1,417	5%
Procurement services	13,839	12,697	1,142	9%	61,429	52,088	9,341	18%
Marketing and reservation system	137,873	126,962	10,911	9%	577,426	543,677	33,749	6%
Owned hotels	11,572	—	11,572	NM	20,282	—	20,282	NM
Other	9,851	12,455	(2,604)	(21)%	40,043	42,791	(2,748)	(6)%
Total revenues	268,084	244,979	23,105	9%	1,114,820	1,041,304	73,516	7%

OPERATING EXPENSES

Selling, general and administrative	44,031	44,702	(671)	(2)%	168,833	170,027	(1,194)	(1)%
Owned hotels	8,434	—	8,434	NM	14,448	—	14,448	NM
Depreciation and amortization	6,239	3,793	2,446	64%	18,828	14,330	4,498	31%
Marketing and reservation system	140,749	140,154	595	0%	579,139	534,266	44,873	8%
Total operating expenses	199,453	188,649	10,804	6%	781,248	718,623	62,625	9%

Gain (loss) on sale & impairment of assets, net	4	(4,289)	4,293	(100)%	(14,930)	(4,207)	(10,723)	255%

Operating income	68,635	52,041	16,594	32%	318,642	318,474	168	0%

OTHER INCOME AND EXPENSES, NET
Interest expense	12,072	11,188	884	8%	46,807	45,908	899	2%
Interest income	(2,379)	(2,234)	(145)	6%	(9,996)	(7,452)	(2,544)	34%
Other (gains) losses	(1,643)	2,792	(4,435)	(159)%	(4,862)	1,437	(6,299)	(438)%
Loss on extinguishment of debt	7,188	—	7,188	NM	7,188	—	7,188	NM
Equity in net (income) loss of affiliates	25	(35)	60	(171)%	9,576	5,323	4,253	80%
Total other income and expenses, net	15,263	11,711	3,552	30%	48,713	45,216	3,497	8%

Income before income taxes	53,372	40,330	13,042	32%	269,929	273,258	(3,329)	(1)%
Income taxes	11,203	8,859	2,344	26%	47,051	56,903	(9,852)	(17)%
Net income	$42,169	$31,471	$10,698	34%	$222,878	$216,355	$6,523	3%

Basic earnings per share	$0.76	$0.56	$0.20	36%	$4.00	$3.83	$0.17	4%

Diluted earnings per share	$0.75	$0.56	$0.19	34%	$3.98	$3.80	$0.18	5%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except per share amounts)	December 31,	December 31,
	2019	2018

ASSETS

Cash and cash equivalents	$33,766	$26,642
Accounts receivable, net	141,566	138,018
Other current assets	61,257	79,124
Total current assets	236,589	243,784

Property and equipment, net	351,502	127,535
Intangible assets, net	290,421	271,188
Goodwill	159,196	168,996
Notes receivable, net of allowances	103,054	83,440
Investments in unconsolidated entities	78,655	109,016
Operating lease right-of-use-asset	24,088	—
Investments, employee benefit plans, at fair value	24,978	19,398
Other assets	118,189	115,013

Total assets	$1,386,672	$1,138,370

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$73,449	$73,511
Accrued expenses and other current liabilities	90,364	92,651
Deferred revenue	71,594	67,614
Liability for guest loyalty program	82,970	83,566
Current portion of long-term debt	7,511	1,097
Total current liabilities	325,888	318,439

Long-term debt	844,102	753,514
Deferred revenue	112,662	110,278
Liability for guest loyalty program	46,698	52,327
Operating lease liabilities	21,270	—
Deferred compensation & retirement plan obligations	29,949	24,212
Other liabilities	29,614	63,372

Total liabilities	1,410,183	1,322,142

Total shareholders' deficit	(23,511)	(183,772)

Total liabilities and shareholders' deficit	$1,386,672	$1,138,370

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Year Ended December 31,

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$222,878	$216,355

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,828	14,330
Depreciation and amortization - marketing and reservation system	17,294	19,597
Franchise agreement acquisition cost amortization	7,992	9,239
Impairment of goodwill and long-lived assets	15,030	4,289
Loss on extinguishment of debt	7,188	—
Gain on disposal of assets, net	(2,103)	(56)
Provision for bad debts, net	8,240	10,542
Non-cash stock compensation and other charges	17,615	15,986
Non-cash interest and other (income) loss	(4,010)	3,695
Deferred income taxes	9,810	(3,510)
Equity in net losses from unconsolidated joint ventures, less distributions received	12,562	7,389
Franchise agreement acquisition costs, net of reimbursements	(38,944)	(52,929)
Change in working capital & other, net of acquisition	(21,824)	(2,031)
NET CASH PROVIDED BY OPERATING ACTIVITIES	270,556	242,896

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(57,342)	(47,673)
Investment in intangible assets	(6,699)	(1,803)
Business acquisition, net of cash acquired	—	(231,317)
Asset acquisitions, net of cash acquired	(168,954)	(3,179)
Proceeds from sales of assets	10,585	3,053
Proceeds from sale of unconsolidated joint venture	8,937	—
Payment on business disposition, net	(10,783)	—
Contributions to equity method investments	(27,828)	(9,604)
Distributions from equity method investments	10,241	1,429
Purchases of investments, employee benefit plans	(3,175)	(2,895)
Proceeds from sales of investments, employee benefit plans	2,217	2,825
Issuance of notes receivable	(20,722)	(36,045)
Collections of notes receivable	14,231	4,997
Other items, net	(1,875)	(1,040)
NET CASH USED IN INVESTING ACTIVITIES	(251,167)	(321,252)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) pursuant to revolving credit facilities	(72,400)	20,600
Proceeds from the issuance of long-term debt	422,376	9,037
Principal payments on long-term debt, including premium on extinguishment	(256,809)	(603)
Debt issuance costs	(3,936)	(2,590)
Purchase of treasury stock	(50,638)	(148,679)
Dividends paid	(48,089)	(48,715)
(Payments on) proceeds from transfer of interest in notes receivable	(24,409)	173
Proceeds from exercise of stock options	21,410	41,360

NET CASH USED IN FINANCING ACTIVITIES	(12,495)	(129,417)

Net change in cash and cash equivalents	6,894	(207,773)
Effect of foreign exchange rate changes on cash and cash equivalents	230	(921)
Cash and cash equivalents at beginning of period	26,642	235,336

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$33,766	$26,642

CHOICE HOTELS INTERNATIONAL, INC AND SUBSIDIARIES										Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM (1)
(UNAUDITED)

	For the Year Ended December 31, 2019			For the Year Ended December 31, 2018			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(2)	$95.56	66.4%	$63.46	$95.79	66.7%	$63.93	(0.2)%	(30)	bps	(0.7)%
Sleep	84.19	64.5%	54.34	84.71	65.2%	55.20	(0.6)%	(70)	bps	(1.6)%
Quality	79.51	59.8%	47.57	80.15	60.1%	48.20	(0.8)%	(30)	bps	(1.3)%
Clarion(3)	84.64	57.2%	48.40	84.45	57.9%	48.90	0.2%	(70)	bps	(1.0)%
Econo Lodge	63.09	54.8%	34.54	63.44	54.7%	34.68	(0.6)%	10	bps	(0.4)%
Rodeway	63.28	55.5%	35.15	64.26	56.4%	36.21	(1.5)%	(90)	bps	(2.9)%
WoodSpring(4)	47.10	79.0%	37.19	45.92	80.1%	36.77	2.6%	(110)	bps	1.1%
MainStay	84.11	68.4%	57.53	83.08	69.7%	57.89	1.2%	(130)	bps	(0.6)%
Suburban	56.61	73.3%	41.51	55.81	75.5%	42.16	1.4%	(220)	bps	(1.5)%
Cambria Hotels	144.25	71.6%	103.30	146.71	71.5%	104.84	(1.7)%	10	bps	(1.5)%
Ascend Hotel Collection	126.54	57.5%	72.69	126.86	58.0%	73.62	(0.3)%	(50)	bps	(1.3)%
Total	$81.42	62.9%	$51.19	$81.64	63.3%	$51.65	(0.3)%	(40)	bps	(0.9)%

	For the Three Months Ended December 31, 2019			For the Three Months Ended December 31, 2018			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(2)	$90.38	61.4%	$55.52	$90.56	62.1%	$56.24	(0.2)%	(70)	bps	(1.3)%
Sleep	80.20	58.7%	47.11	81.14	60.8%	49.35	(1.2)%	(210)	bps	(4.5)%
Quality	74.76	54.3%	40.56	75.70	55.5%	41.98	(1.2)%	(120)	bps	(3.4)%
Clarion(3)	78.40	52.4%	41.06	78.35	52.4%	41.02	0.1%	—	bps	0.1%
Econo Lodge	59.71	50.4%	30.08	60.79	50.6%	30.76	(1.8)%	(20)	bps	(2.2)%
Rodeway	59.98	50.9%	30.53	60.65	51.7%	31.33	(1.1)%	(80)	bps	(2.6)%
WoodSpring	46.34	74.7%	34.61	45.11	77.6%	35.00	2.7%	(290)	bps	(1.1)%
MainStay	79.40	62.6%	49.69	82.33	64.7%	53.30	(3.6)%	(210)	bps	(6.8)%
Suburban	52.94	67.9%	35.93	56.21	71.7%	40.29	(5.8)%	(380)	bps	(10.8)%
Cambria Hotels	145.50	66.1%	96.19	148.38	69.2%	102.61	(1.9)%	(310)	bps	(6.3)%
Ascend Hotel Collection	122.24	54.1%	66.12	119.78	56.2%	67.33	2.1%	(210)	bps	(1.8)%
Total	$77.34	57.9%	$44.77	$77.67	58.9%	$45.75	(0.4)%	(100)	bps	(2.1)%

Effective Royalty Rate

	For the Quarter Ended		For the Year Ended
	12/31/2019	12/31/2018	12/31/2019	12/312018

System-wide(4)	4.91%	4.81%	4.86%	4.75%

(1) Includes United States and Caribbean countries and territories
(2) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(3) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(4) WoodSpring was acquired on February 1, 2018, however, ADR, Occupancy, RevPAR and effective royalty rate reflect operating performance for the year ended December 31, 2018 as if the brand had been acquired on January 1, 2018

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES							Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	December 31, 2019		December 31, 2018		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort(2)	1,616	127,000	1,627	127,282	(11)	(282)	(0.7)%	(0.2)%
Sleep	402	28,361	393	27,962	9	399	2.3%	1.4%
Quality	1,688	129,232	1,636	126,533	52	2,699	3.2%	2.1%
Clarion(3)	178	22,498	174	22,179	4	319	2.3%	1.4%
Econo Lodge	807	48,538	839	50,692	(32)	(2,154)	(3.8)%	(4.2)%
Rodeway	600	34,727	612	35,124	(12)	(397)	(2.0)%	(1.1)%
WoodSpring	270	32,479	249	29,911	21	2,568	8.4%	8.6%
MainStay	73	4,636	63	4,268	10	368	15.9%	8.6%
Suburban	60	6,082	54	5,699	6	383	11.1%	6.7%
Cambria Hotels	50	7,277	40	5,685	10	1,592	25.0%	28.0%
Ascend Hotel Collection	211	22,143	176	14,693	35	7,450	19.9%	50.7%

Domestic Franchises (1)	5,955	462,973	5,863	450,028	92	12,945	1.6%	2.9%

International Franchises	1,198	127,924	1,158	119,080	40	8,844	3.5%	7.4%

Total Franchises	7,153	590,897	7,021	569,108	132	21,789	1.9%	3.8%

(1) Includes United States and Caribbean countries and territories
(2) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(3) Includes Clarion family of brand extensions including Clarion and Clarion Pointe

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES				Exhibit 6
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

REVENUES, EXCLUDING MARKETING AND RESERVATION ACTIVITIES
(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues, Excluding Marketing and Reservation Activities
Total Revenues	$268,084	$244,979	$1,114,820	$1,041,304
Adjustments:
Marketing and reservation system revenues	(137,873)	(126,962)	(577,426)	(543,677)
Revenues, excluding marketing and reservation activities	$130,211	$118,017	$537,394	$497,627

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Total Selling, General and Administrative Expenses	$44,031	$44,702	$168,833	$170,027
Mark to market adjustments on non-qualified retirement plan investments	(1,646)	2,689	(4,798)	1,338
Impairment of notes receivable	—	(2,779)	—	(2,779)
Operational restructuring costs	(1,466)	—	(1,466)	—
Acquisition related transition and transaction costs	—	(1,334)	—	(6,864)
Adjusted Selling, General and Administrative Expenses	$40,919	$43,278	$162,569	$161,722

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")
(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$42,169	$31,471	$222,878	$216,355
Income taxes	11,203	8,859	47,051	56,903
Interest expense	12,072	11,188	46,807	45,908
Interest income	(2,379)	(2,234)	(9,996)	(7,452)
Other (gains) losses	(1,643)	2,792	(4,862)	1,437
Loss on extinguishment of debt	7,188	—	7,188	—
Equity in net (income) loss of affiliates	25	(35)	9,576	5,323
Depreciation and amortization	6,239	3,793	18,828	14,330
(Gain) loss on sale & impairment of assets, net	(4)	4,289	14,930	4,207
Impairment of notes receivable	—	2,779	—	2,779
Operational restructuring costs	1,466	—	1,466	—
Acquisition related transition and transaction costs	—	1,334	—	6,864
Marketing and reservation system reimbursable (surplus) deficit	2,876	13,192	1,713	(9,411)
Franchise agreement acquisition costs amortization	155	1,483	4,484	5,138
Mark to market adjustments on non-qualified retirement plan investments	1,646	(2,689)	4,798	(1,338)
Adjusted EBITDA	$81,013	$76,222	$364,861	$341,043

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(dollar amounts in thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$42,169	$31,471	$222,878	$216,355
Adjustments:
Marketing and reservation system reimbursable (surplus) deficit	2,308	10,465	1,376	(7,482)
Loss on sale & impairment of assets, net	555	6,485	17,071	6,419
Owned hotels - rehabilitation and re-use of historic buildings federal tax credit	62	—	(5,973)	—
Operational restructuring costs	1,130	—	1,130	—
Debt restructuring costs	5,541	—	5,541	86
Transition costs on previously deferred foreign earnings and impact of tax legislation on deferred tax balances	—	—	—	874
Acquisition related transition and transaction costs	—	993	—	5,224
Adjusted Net Income	$51,765	$49,414	$242,023	$221,476

Diluted Earnings Per Share	$0.75	$0.56	$3.98	$3.80
Adjustments:
Marketing and reservation system reimbursable (surplus) deficit	0.04	0.18	0.03	(0.13)
Loss on sale & impairment of assets, net	0.01	0.12	0.30	0.11
Owned hotels - rehabilitation and re-use of historic buildings federal tax credit	0.00	—	(0.11)	—
Operational restructuring costs	0.02	—	0.02	—
Debt restructuring costs	0.10	—	0.10	—
Transition costs on previously deferred foreign earnings and impact of tax legislation on deferred tax balances	—	—	—	0.02
Acquisition related transition and transaction costs	—	0.02	—	0.09
Adjusted Diluted Earnings Per Share (EPS)	$0.92	$0.88	$4.32	$3.89

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES	Exhibit 7
SUPPLEMENTAL INFORMATION - 2020 OUTLOOK
(UNAUDITED)

Guidance represents the midpoint of the company's range of estimated outcomes for the year ended December 31, 2020

ADJUSTED EBITDA FULL YEAR FORECAST
(dollar amounts in thousands)
Midpoint 2020 Guidance

Net income	$204,200
Income taxes	59,300
Interest expense	44,500
Interest income	(8,000)
Other (gains) losses	—
Depreciation and amortization	29,300
Franchise agreement acquisition costs amortization	7,000
Equity in net loss of affiliates	(1,400)
Marketing and reservation system reimbursable deficit	45,500
Operational restructuring costs	1,300
Mark to market adjustments on non-qualified retirement plan investments	—
Adjusted EBITDA	$381,700

ADJUSTED DILUTED EARNINGS PER SHARE (EPS) FULL YEAR FORECAST
(dollar amounts in thousands, except per share amounts)

Midpoint 2020 Guidance

Net income	$204,200
Adjustments
Marketing and reservation system reimbursable deficit	35,263
Operational restructuring costs	1,008
Adjusted Net Income	$240,471

Diluted Earnings Per Share	$3.63
Adjustments:
Marketing and reservation system reimbursable deficit	0.62
Operational restructuring costs	0.02
Adjusted Diluted Earnings Per Share (EPS)	$4.27